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                                 [Letterhead of TDS]


August 2, 1996



American Paging, Inc.
1300 Godward Street NE #3100
Minneapolis, MN  55413

RE: Revolving Credit Agreement dated January 1, 1994, (the "Revolving Credit Agreement"), as amended December 31, 1995, between American Paging, Inc. ("API") and Telephone and Data Systems, Inc. ("TDS")

Gentlemen:

This letter will constitute TDS's agreement to amend the Revolving Credit Agreement by changing all of the references to "$125,000,000" in the Revolving Credit Agreement to "$140,000,000." All of the other terms and conditions of the Revolving Credit Agreement shall remain in full force and effect.

Please acknowledge your agreement to this amendment by executing the copy of this letter and return it to the undersigned.

                              Very truly yours,

                              TELEPHONE AND DATA SYSTEMS, INC.


                              By:    /s/ Murray L. Swanson
                                   --------------------------------------
                                   Murray L. Swanson
                                   Executive Vice President - Finance

Accepted and agreed to as of the date set forth above.

                              AMERICAN PAGING, INC.


                              By:   /s/ Terrence T. Sullivan
                                   --------------------------------------
                                   Terrence T. Sullivan
                                   Vice President - Finance